Exhibit 99.1

    CIENA Announces Intent to Acquire Internet Photonics; Expands
  Broadband Service Offerings with Carrier-Grade Ethernet Solutions


    LINTHICUM, Md.--(BUSINESS WIRE)--Feb. 19, 2004--CIENA(R) Corporation (NASDAQ: CIEN), a leading global provider of innovative network solutions, today announced a definitive agreement under which CIENA will acquire privately held Internet Photonics, Inc. With offices in Shrewsbury, N.J. and Marlborough, Mass., Internet Photonics is a leading supplier of carrier-grade optical Ethernet transport and switching solutions.
    "At a time when carriers are keenly focused on next-generation broadband service delivery, the acquisition of Internet Photonics expands CIENA's solution portfolio targeting multiservice operators and traditional carriers with the addition of a flexible platform for carrier-grade Gigabit Ethernet solutions," said Gary Smith, CIENA's president and CEO.
    "In the cable market, optical Ethernet is the underlying infrastructure for the new 'triple-play' of bundled services, as well as video-on-demand, voice-over-IP and HDTV. It also improves the access speeds of existing services like cable modem Internet access," Smith said. "This same carrier-class Ethernet switching and transport infrastructure also can help traditional telecom carriers provide new high-speed Ethernet services faster and at lower cost."
    "When combined with CIENA's global reach, financial strength and current solution set, Internet Photonics' leading broadband solutions become even more compelling and comprehensive," said Gregory Koss, president and CEO of Internet Photonics. "In addition to the current product and customer synergies, we also see the potential to apply Internet Photonics' flexible, low-cost transport infrastructure to enhance CIENA's current metropolitan and enterprise solutions."
    Internet Photonics' customers include six of the top ten cable operators in the U.S., including significant deployments by Cablevision and Adelphia, as well as carriers such as TDS Metrocom, who use Internet Photonics' solutions to deploy Ethernet private-line services.

    The Optical Ethernet Market

    Industry analyst Infonetics Research estimates the worldwide Ethernet services market in which Internet Photonics participates will grow from approximately $2.9 billion in 2003 to $7.5 billion by 2007.
    "Internet Photonics' approach gives low capital and operational costs to carriers and cable operators, as well as a rapid return on investment even on minimal service take rates," said Michael Howard, principal analyst at Infonetics Research. "As a result, Internet Photonics has several major operators as customers. Internet Photonics' initial success in the growing cable transport market gives CIENA a new and attractive customer set, and CIENA's market presence, sales channel, and global support should enhance Internet Photonics' momentum."

    Internet Photonics' Product Overview

    Access

    LIGHTSTACK MXA is a low-cost access device deployed at the customer premise or local CO/hub providing a managed demarcation point between the operator network and the customer and delivering Ethernet and/or SONET/SDH services.
    LIGHTSTACK MX is an aggregation node that resides at the customer premise, hub, head-end, or central office and provides multiplexing of up to 8 GbE onto 10GigE wavelengths in a single stackable 1.75" high unit.

    Aggregation

    LIGHTSTACK GSLAM integrates optical transport, access service aggregation, switching, and add/drop multiplexing functionality. It connects with the MXA and MX making it an ideal means to collect, aggregate, and switch access circuits. The platform's ability to crossconnect 64 Gigabit Ethernet connections provides port scalability and bandwidth capacity needed to support major cable headends or carrier COs.

    Transport

    LIGHTHANDLER is a 40 wavelength passive optical add/drop and bi-directional optical amplifier that interfaces into existing SONET/SDH and DWDM networks to flexibly scale services capacity.

    Management

    LIGHTSTACK NCS offers a carrier-grade network configuration and service monitoring NMS. Its ability to simplify the tasks of network service provisioning, fault isolation, and performance monitoring makes it a powerful tool for enabling cable operators and carriers to profitably offer new Ethernet based services.

    Transaction Terms and Timing

    Under the terms of the acquisition agreement, Internet Photonics will merge into CIENA, and all the outstanding shares of Internet Photonics common and preferred stock, and employee stock options will be exchanged for shares of CIENA common stock. Based on the average closing price of CIENA common stock for the ten trading days prior to the signing of the merger agreement, the number of CIENA shares to be issued is 24.4 million, and the value of the transaction is approximately $150 million. Internet Photonics' employee stock options will be converted into options to purchase CIENA shares.
    CIENA expects the transaction to qualify as a tax-free reorganization. This transaction is subject to various conditions and approval by appropriate government agencies. The boards of directors of both CIENA and Internet Photonics, and a majority of the Internet Photonics' shareholders have approved the transaction. It is expected that this transaction will close by the end of CIENA's third fiscal quarter 2004. For accounting purposes, the value of the transaction will be determined using a five-day average of CIENA's common stock's closing price beginning on February 17, 2004.
    Following completion of the transaction, Internet Photonics will become part of CIENA's Metro and Enterprise Solutions group and will continue to operate from its Shrewsbury, N.J. and Marlborough, Mass. locations.
    Morgan Stanley served as financial advisor to CIENA on this transaction. CSFB served as financial advisor to Internet Photonics.

    Live Conference Call/Web Broadcast

    Separately today, CIENA also announced its intent to acquire Catena Networks, Inc., as well as results for its fiscal first quarter. In conjunction with these announcements, CIENA will host a discussion with investors and financial analysts today, Thursday, February 19, 2004 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via CIENA's homepage at www.CIENA.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of CIENA's website at: www.CIENA.com/investors.

    ABOUT CIENA

    CIENA Corporation delivers innovative network solutions to the world's largest service providers and enterprises, increasing the cost-efficiency of current services while enabling the creation of new carrier-class data services built upon the existing network infrastructure. Additional information about CIENA can be found at www.ciena.com.

    ABOUT INTERNET PHOTONICS

    Internet Photonics, Inc. is an innovative growth company delivering the first carrier-grade Intelligent Wavelength Platforms, which allow network operators (service providers and cable MSOs) to sell profitable high-bandwidth data services alongside existing legacy services. For more information, please visit www.internetphotonics.com.

    This press release includes certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this document include statements about future financial and operating results and the proposed CIENA/Internet Photonics transaction. These statements are based on our expectations and are naturally subject to uncertainty and changes in circumstances. Actual results could vary materially from these expectations. The following factors, among others, could cause actual results to differ materially from those described herein: inability to obtain, or meet conditions imposed for, governmental and other approvals for CIENA's acquisition of Internet Photonics, including approval by the stockholders of Internet Photonics; the risk that the CIENA and Internet Photonics businesses will not be integrated successfully; the costs related to the merger; and other economic, business, competitive and/or regulatory factors affecting CIENA's and Internet Photonics' business generally. More detailed information about these and other factors is set forth in CIENA's Quarterly Report on Form 10-Q for the quarter ended January 31, 2004. CIENA is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

    CIENA, its directors, executive officers and certain other members of management and employees may be soliciting proxies from Internet Photonics stockholders. Internet Photonics, Inc., its directors, executive officers and certain other members of management and employees may be soliciting proxies from Internet Photonics stockholders.

    INVESTORS ARE URGED TO READ THE PROXY STATEMENT - PROSPECTUS RELATING TO THE FOREGOING TRANSACTION THAT CIENA EXPECTS TO FILE WITH THE SEC BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT - PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC BY CIENA MAY BE OBTAINED, WHEN THEY BECOME AVAILABLE, FOR FREE AT THE SEC'S WEB SITE, WWW.SEC.GOV. THE PROXY STATEMENT-PROSPECTUS AND THESE OTHER DOCUMENTS MAY ALSO BE OBTAINED FOR FREE FROM CIENA OR INTERNET PHOTONICS. REQUESTS TO CIENA MAY BE DIRECTED TO CIENA, 1201 WINTERSON RD., LINTHICUM, MD, 21090-2205, ATTENTION: INVESTOR RELATIONS. REQUESTS TO INTERNET PHOTONICS MAY BE DIRECTED TO: INTERNET PHOTONICS, INC., 1030 BROAD STREET, SHREWSBURY, NJ 07702, ATTENTION: STEVE WASZAK, CHIEF FINANCIAL OFFICER.

    CONTACT: CIENA Corporation
             Press Contacts:
             Denny Bilter or Aaron Graham, 877-857-7377 pr@ciena.com
              or
             Investor Contacts:
             Suzanne DuLong or Jessica Towns, 888-243-6223 ir@ciena.com